Exhibit 5.1

SIDLEY AUSTIN LLP	BEIJING	HONG KONG	SAN FRANCISCO
2001 ROSS AVENUE	BOSTON	HOUSTON	SHANGHAI
SUITE 3600	BRUSSELS	LONDON	SINGAPORE
DALLAS, TX 75201	CENTURY CITY	LOS ANGELES	SYDNEY
+1 214 981 3300	CHICAGO	MUNICH	TOKYO
+1 214 981 3400 FAX	DALLAS	NEW YORK	WASHINGTON, D.C.
	GENEVA	PALO ALTO
FOUNDED 1866

August 2, 2016

Eagle Materials Inc.

3811 Turtle Creek Boulevard

Suite 1100

Dallas, Texas 75219

Re:	Registration Statement on Form S-3 (File No. 333-206222)

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3, File No. 333-206222, filed by Eagle Materials Inc., a Delaware corporation (the “Company”), and Post-Effective Amendment No. 1 thereto filed by the Company and the subsidiaries of the company listed on Schedule I hereto (collectively, the “Subsidiary Guarantors”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement, as so amended (the “Registration Statement”) became effective upon filing pursuant to Rule 462(e) under the Securities Act. Pursuant to the Registration Statement, the Company is issuing $350,000,000 aggregate principal amount of the Company’s 4.500% Senior Notes due 2026 (the “Notes”), and guarantees thereof (the “Guarantees” and, together with the Notes, the “Securities”) by the Subsidiary Guarantors. The Securities are being issued under an Indenture dated as of May 8, 2009 (the “Base Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended and supplemented by a First Supplemental Indenture dated as of August 2, 2016 (the “Supplemental Indenture;” the Base Indenture, as amended and supplemented by the First Supplemental Indenture, is hereinafter called the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The Securities are to be sold by the Company pursuant to an underwriting agreement dated July 28, 2016 (the “Underwriting Agreement”) among the Company and J.P. Morgan Securities LLC, as representative of the underwriters named therein (the “Underwriters”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Indenture, the Underwriting Agreement, the Notes in global form and resolutions adopted by the board of directors of the Company (the “Board”), the pricing committee of the Board and the directors, managers or sole member, as applicable, of each of the Subsidiary Guarantors identified on Schedule II hereto (collectively, the “Specified Subsidiary Guarantors”), relating to the Registration Statement, the Indenture, the Underwriting Agreement and the issuance of the Notes by the Company and the Guarantees by the Specified Subsidiary Guarantors. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and

Sidley Austin (TX) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

Eagle Materials Inc.

August 2, 2016

statements of the Company and the Specified Subsidiary Guarantors and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to or obtained by us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to or obtained by us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company and the Specified Subsidiary Guarantors.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that the Securities will constitute valid and binding obligations of the Company and the Subsidiary Guarantors, respectively, when the Notes are duly executed by duly authorized officers of the Company and duly authenticated by the Trustee, all in accordance with the provisions of the Indenture, and delivered to the Underwriters against payment of the agreed consideration therefor in accordance with the Underwriting Agreement.

Our opinion is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument, (ii) such Instrument has been duly authorized, executed and delivered by each party thereto and (iii) such Instrument was at all times and is a valid, binding and enforceable agreement or obligation, as the case may be, of each party thereto; provided that (x) we make no such assumption insofar as it relates to the Company or any Specified Subsidiary Guarantor and is expressly covered by our opinions set forth herein and (y) we make no assumption in clause (iii) insofar as it relates to any Subsidiary Guarantor and is expressly covered by our opinions set forth herein.

This opinion letter is limited to the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware, the General Corporation Law of the State of California, the California Revised Uniform Limited Liability Company Act and the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

Eagle Materials Inc.

August 2, 2016

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP

Eagle Materials Inc.

August 2, 2016

Schedule I

Subsidiary Guarantors

AG Dallas LLC

AG South Carolina LLC

American Gypsum Company LLC

American Gypsum Marketing Company LLC

Audubon Materials LLC

Audubon Readymix LLC

CCP Cement Company

CCP Concrete/Aggregates LLC

CCP Gypsum LLC

CCP Land Company

CCP Leasing LLC

Centex Cement Corporation

Centex Materials LLC

CPCC Land Company LLC

CRS Atlantic LLC

CRS Blocker 1 Inc.

CRS Blocker 2 Inc.

CRS Blocker 3 Inc.

CRS Blocker 4 Inc.

CRS Holdco LLC

CRS Proppants LLC

Dunning Properties, L.L.C.

Eagle Cement Company LLC

Eagle Materials Aviation LLC

Eagle Materials IP LLC

Eagle Oil and Gas Proppants Holdings LLC

Eagle Oil and Gas Proppants LLC

Farming Solutions Holdings LLC

Farming Solutions LLC

Great Northern Sand LLC

Green Property Farms, LLC

Green Rose Investments, LLC

Hollis & Eastern Railroad Company LLC

IC Energy LLC

Illinois Cement Company LLC

Kansas City Aggregate LLC

Kansas City Fly Ash LLC

Kansas City Readymix LLC

Mathews Readymix LLC

MEV Land Trust LLC

Eagle Materials Inc.

August 2, 2016

Michigan Cement Company LLC

Minnesota Sand Company LLC

Mountain Cement Company

Mountain Land & Cattle Company LLC

Nevada Cement Company

Northern White Sand LLC

Republic Paperboard Company LLC

Rio Grande Drywall Supply Co.

Skyway Cement Company LLC

Texas Cement Company

TLCC GP LLC

TLCC LP LLC

Tulsa Cement LLC

Western Aggregates LLC

Western Cement Company of California

Wisconsin Cement Company

Eagle Materials Inc.

August 2, 2016

Schedule II

Specified Subsidiary Guarantors

AG Dallas LLC

AG South Carolina LLC

American Gypsum Company LLC

American Gypsum Marketing Company LLC

Audubon Materials LLC

Audubon Readymix LLC

CCP Concrete/Aggregates LLC

CCP Leasing LLC

Centex Materials LLC

CPCC Land Company LLC

CRS Blocker 1 Inc.

CRS Blocker 2 Inc.

CRS Blocker 3 Inc.

CRS Blocker 4 Inc.

CRS Holdco LLC

CRS Proppants LLC

Dunning Properties, L.L.C.

Eagle Cement Company LLC

Eagle Materials Aviation LLC

Eagle Materials IP LLC

Eagle Oil and Gas Proppants Holdings LLC

Eagle Oil and Gas Proppants LLC

Farming Solutions Holdings LLC

Farming Solutions LLC

Great Northern Sand LLC

Green Property Farms, LLC

Green Rose Investments, LLC

Hollis & Eastern Railroad Company LLC

IC Energy LLC

Illinois Cement Company LLC

Kansas City Aggregate LLC

Kansas City Fly Ash LLC

Kansas City Readymix LLC

Mathews Readymix LLC

MEV Land Trust LLC

Michigan Cement Company LLC

Minnesota Sand Company LLC

Mountain Land & Cattle Company LLC

Northern White Sand LLC

Republic Paperboard Company LLC

Eagle Materials Inc.

August 2, 2016

Skyway Cement Company LLC

TLCC GP LLC

TLCC LP LLC

Tulsa Cement LLC

Western Cement Company of California